Calculation of Filing Fee Tables
S-8
UTG INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $.001 par value per share	Other	300,000	$ 38.135	$ 11,440,500.00	0.0001531	$ 1,751.54
Total Offering Amounts:						$ 11,440,500.00		$ 1,751.54
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,751.54
Offering Note
[1]	(1) Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, based on $38.135 per share, which represents the average of the bid and asked prices of Common Stock on July 10, 2025, as reported on the OTC Market. (2) Represents shares of Common Stock issuable pursuant to equity grants made under the UTG, Inc. 2025 Stock Option Plan (the "Plan"). This Registration Statement shall also include an indeterminate number of additional shares of Common Stock which may be offered and issued pursuant to the antidilution provisions of the Plan. (3) The Registrant does not have any fee offsets.